UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2014

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Texas	000-24381	75-1386375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Plains Blvd.

Amarillo, Texas 79102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (806) 351-2300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 2, 2014, Hastings Entertainment, Inc., a Texas corporation (the “Company”) filed a Current Report on Form 8-K with respect to a press release issued by the Company on that same date (the “Form 8-K”). The Form 8-K erroneously stated that this press release was issued on March 17, 2014. The Company is amending the Form 8-K to state that such press release was issued on June 2, 2014. Accordingly, the disclosures made in the Form 8-K under Item 7.01 Regulation FD Disclosure and Item 8.01 Other Events are hereby amended to read as follows:

Section 7 – Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure.

Section 8 – Other Events

Item 8.01 Other Events.

On June 2, 2014, Hastings Entertainment, Inc., a Texas corporation (the “Company”), issued a press release with respect to an Order Granting Motion for Temporary Restraining Order and Setting Hearing on Request for a Preliminary Injunction issued by the United States District Court for the Northern District of Texas, Amarillo Division, with respect to the potential merger transaction contemplated in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by the Company, Draw Another Circle, LLC, a Delaware limited liability company (“Parent”), and Hendrix Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are each wholly-owned, directly or indirectly, by Mr. Joel Weinshanker.

A copy of the press release is attached Exhibit 99.1.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Parent, Merger Sub, Mr. Weinshanker, the Company, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Hastings at the following:

Address: 3601 Plains Boulevard, Amarillo, Texas 79102

Phone: (806) 677-1402

Email: dan.crow@goHastings.com

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

Safe Harbor Statement

This current report on Form 8-K and its exhibits may contain “forward-looking statements.” These forward-looking statements are being made pursuant to the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended, and are based on currently available information and represent the beliefs of the management of the Company. These statements are subject to risks and uncertainties that could cause actual results to differ materially.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement after it has been signed, (2) the outcome of any legal proceedings that may be instituted against the Company or others following the announcement of the Merger Agreement, (3) the inability to complete the merger due to an insufficient number of votes by the Company’s shareholders in favor of the Merger Agreement or the failure to satisfy other conditions contained in the Merger Agreement, (4) the risks that the proposed transaction disrupts current plans and operations of the Company, (5) the actual timing of the closing of the acquisition, and (6) the costs, fees and expenses related to the transaction. The Company undertakes no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Shareholders of the Company are cautioned not to place undue reliance on the forward-looking statements included in this current report on Form 8-K or its exhibits, which speak only as of the date such statements are made. Please refer to the Company’s annual, quarterly, and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K/A;

99.1	Press Release issued by Hastings Entertainment, Inc. dated June 2, 2014 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Hastings Entertainment, Inc. on June 2, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014		Hastings Entertainment, Inc.
(Registrant)

	By:	/s/ Dan Crow
Dan Crow
Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Hastings Entertainment, Inc. dated June 2, 2014 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Hastings Entertainment, Inc. on June 2, 2014).